MONAKER GROUP, INC. 8-K

Exhibit 99.1

Monaker Prepares for NASDAQ Uplisting; Approves Stock Split

WESTON, FL – February 12, 2018 – Monaker Group (OTCQB: MKGI), a travel and technology company focused on the alternative lodging rental (ALR) market, announced today that its Board of Directors has approved a 1-for-2.5 reverse stock split of the Company's issued and outstanding common stock. The reverse stock split is anticipated to be effective prior to the stock market opening on February 12, 2018.  With the successful implementation of the reverse stock split and provided that the Company's common stock meets the NASDAQ minimum bid price requirement, the Company believes it will meet the final requirement for listing Monaker's common stock on the NASDAQ Capital Market within the coming weeks.

"We have elected to affect a reverse stock split to allow Monaker to meet the listing requirements of the NASDAQ Capital Market," stated Bill Kerby, CEO of Monaker. "We believe that listing on NASDAQ should help broaden our shareholder base, increase appeal to institutional investors, provide shareholders with better liquidity and, as a result, could ultimately contribute to increasing shareholder value."  The Board made the decision that the Company should take steps necessary to uplist the company’s common stock on NASDAQ as we deploy the travel industry’s first B2B reservation system supporting instantaneous booking for over a million alternative lodging rentals with several large established lodging distribution partners."

Each stockholder's percentage ownership interest in Monaker Group and the proportional voting power will remain unchanged after the reverse stock split, except for minimal changes due to rounding. In addition, the rights and privileges of the holders of Monaker’s common stock are unaffected by the reverse stock split. This reverse stock split is anticipated to become effective prior to market open on February 12, 2018 and the Company's common stock will begin trading on a post-split basis under the symbol "MKGID" at the open of trading on Monday, February 12, 2018.

As a result of the reverse stock split, every 2.5 shares of issued and outstanding common stock will be exchanged for one share of common stock, with all fractional shares being rounded up to the nearest whole share. No fractional shares will be issued in connection with the reverse stock split. The reverse stock split will reduce the number of shares of issued and outstanding common stock from approximately 20.3 million pre-split shares to approximately 8.1 million post-split shares. Proportional adjustments will be made to Monaker's outstanding warrants.

The Company's ticker symbol will remain unchanged, although a "D" will be placed at the end of the MKGI ticker symbol (MKGID) for 20 business days following the stock split. The Company's common stock will also be identified under a new CUSIP number (609011200).   Before any listing of the common stock on the NASDAQ Capital Market can occur, NASDAQ will need to finalize the Company's application for listing. There can be no assurance that the Company's application for listing will be approved.

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Additional information regarding the reverse stock split is contained in the Company's Current Report on Form 8-K as filed with the SEC on February 12, 2018.

About Monaker Group

Monaker Group is a technology-driven travel company focused on delivering innovation to alternative lodging rentals (ALR) market. The Monaker Booking Engine (MBE) delivers instant booking of more than 1 million vacation rental homes, villas, chalets, apartments, condos, resort residences and castles. MBE offers travel distributors and agencies an industry-first: a customizable, instant-booking platform for alternative lodging. For more information, visit www.monakergroup.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties concerning the plans and expectations of Monaker. These statements are only predictions and actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties, some of which are out of our control. The potential risks and uncertainties include, among others, the expectations of future growth may not be realized, and the company may not meet applicable NASDAQ Capital Market requirements necessary for listing and/or NASDAQ may not approve the company’s listing application. These forward-looking statements are made only as of the date hereof, and Monaker undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are expressly qualified in their entirety by the “Risk Factors” and other cautionary statements included in Monaker’s annual, quarterly and special reports, proxy statements and other public filings with the Securities and Exchange Commission (“SEC”), including, but not limited to, the company’s Annual Report on Form 10-K for the period ended February 28, 2017, which has been filed with the SEC and is available at www.sec.gov.

Company Contact:
Richard Marshall

Director of Corporate Development

Monaker Group, Inc.
Tel (954) 888-9779
Email contact

Investor Relations/Media Contacts:

Chesapeake Group

Tel (410) 825-3930

Email contact

CMA

Ronald Both or Grant Stude,
Tel (949) 432-7557

Email contact

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